Exhibit 3.269

LLC-1A File # 201535610450

State of California
Secretary of State

Limited Liability Company
Articles of Organization - Conversion for converting entity

See Secretary of State's records for exact entity name.

FILED
Secretary of State
State of California
DEC 1 1 2015

IMPORTANT — Read all instructions before completing this form.

This Space For Filing Use Only

Converted Entity Information

1. Name of Limited Liability Company (The name must include the words Limited Liability Company or the abbreviations LLC or L.L.C. The words Limited and Company may be abbreviated to Ltd. and Co., respectively.)

The Camp Recovery Center, LLC

2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

3. The limited liability company will be managed by (check only one):

☐ One Manager ☐ More Than One Manager ☑ All Limited Liability Company Member(s)

4. Initial Street Address of Limited Liability Company's Designated Office in CA	City	State	Zip Code
2875 Michelle Drive, Suite 100	Irvine	CA	92606

5. Initial Mailing Address of Limited Liability Company, if different from Item 4	City	State	Zip Code
6100 Tower Circle, Suite 1000	Franklin	TN	37067

6. Name of Initial Agent For Service of Process (Item 6: List a California resident or a California registered corporate agent that agrees to be your initial agent for service of process in case the LLC is sued. You may list any adult who lives in California. You may not list an LLC as the agent. Item 7: If the agent is an individual, list the agent's business or residential street address in California. Do not list an address if the agent is a California registered corporate agent as the address for service of process is already on file.)

C T Corporation System

7. If an Individual, Street Address of Agent for Service of Process in CA	City	State	Zip Code
		CA	

Converting Entity Information

8. Name of Converting Entity

The Camp Recovery Center, L.P.

9. Form of Entity	10. Jurisdiction	11. CA Secretary of State File Number, if any
Limited Partnership	California	199525000014.

12. The principal terms of the plan of conversion were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required. If a vote was required, the following was required for each class:

The class and number of outstanding interests entitled to vote.		AND	The percentage vote required of each class.
Limited Partner	80		51%
General Partner	20		100%

Additional Information

13. Additional information set forth on the attached pages, if any, is incorporated herein by this reference and made part of this certificate.

14. I certify under penalty of perjury that the contents of this document are true. I declare I am the person who executed this instrument, which execution is my act and deed.

[signature]
Signature of Authorized Person

Christopher L. Howard, Vice President and Secretary of CRC Recovery, Inc., General Partner
Type or Print Name and Title of Authorized Person

Signature of Authorized Person

Type or Print Name and Title of Authorized Person

LLC-1A (REV 01/2015) APPROVED BY SECRETARY OF STATE

CA100 - 1/7/2015 Wolters Kluwer Online

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.
Date: DEC 22 2015
ALEX PADILLA, Secretary of State